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[LOGO]  TRIAD                                                        NEWS
        HOSPITALS INC.

================================================================================
                                                           FOR IMMEDIATE RELEASE


Investor Contact:                                Media contact:
Deborah Little                                   Patricia G. Ball, Ed. D.
Investor Relations Coordinator                   Vice President, Marketing & PR
972-701-2259                                     972-789-2719


                      TRIAD COMPLETES ACQUISITION OF QUORUM

DALLAS, TX, (April 27, 2001)-Triad Hospitals, Inc.
("Triad")(Nasdaq:TRIH;NYSE:TRI, commencing April 30, 2001) announces today that it has completed the acquisition of Quorum Health Group, Inc. ("Quorum"). The stockholders of each company voted to approve the transaction on April 26.

Holders of Quorum stock will receive $3.50 in cash and 0.4107 shares of Triad common stock for each outstanding share of Quorum stock. The transaction will be tax-free to Quorum shareholders with respect to the stock portion of the consideration.

Triad financed the transaction and refinanced its bank debt simultaneously through the issuance in a private placement of $600 million aggregate principal amount of 8 3/4% Senior Notes due 2009, plus new term loan bank debt of $950 million and a revolving credit facility of $250 million. The company also completed these financing transactions today.

James D. Shelton, Chairman and CEO of Triad, said, "Our companies are an excellent fit strategically and geographically. Going forward, we have opportunities for enhancing our abilities to take the best care of our patients, build exemplary trust and communication with our physicians, and encourage our employees and their communities to consider the local Triad Hospital as their own. "

Triad owns and manages hospitals and ambulatory surgery centers in small cities and selected high-growth urban markets. Triad now has 49 hospitals (excluding one Quorum hospital which is under contract to be sold) and 14 ambulatory surgery centers in 17 states with approximately 9,000 licensed beds.

                                    - 30 -

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This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those


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detailed from time-to-time in the Company's filings with the Securities and
Exchange Commission may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a results of new information, future events or otherwise.

All references to "Company", "Triad", and "Triad Hospitals, Inc." as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

                                       2


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[LOGO]  TRIAD                                                        NEWS
        HOSPITALS INC.

================================================================================
                                                           FOR IMMEDIATE RELEASE


Investor Contact:                                Media contact:
Deborah Little                                   Patricia G. Ball, Ed. D.
Investor Relations Coordinator                   Vice President, Marketing & PR
972-701-2259                                     972-789-2719


          TRIAD HOSPITALS ANNOUNCES MOVE TO THE NEW YORK STOCK EXCHANGE

Dallas, TX, (April 27, 2001)-Triad Hospitals, Inc., ("Triad") (Nasdaq: TRIH;
NYSE: TRI, commencing April 30, 2001) announces today that its common stock will begin trading on the New York Stock Exchange under the ticker symbol "TRI" effective on Monday, April 30, 2001. Triad's stock had previously been traded on Nasdaq under the ticker symbol "TRIH".

"Listing Triad on the NYSE is an important next step in our deliberate plan to broaden our investor base and to continue creating value for our shareholders", said James D. Shelton, Chairman and CEO, Triad Hospitals, Inc. "Triad has been very successful in implementing its operating strategy since we became an independent company through a spin-off two years ago. By continuing to focus on the three elements of Triad--our patients, our physicians, and our employees--we can continue building a successful future that will benefit our investors, too."

Triad owns and manages hospitals and ambulatory surgery centers in small cities and selected high-growth urban markets. Triad also announced today that the merger of Quorum Health Group, Inc. ("Quorum") with and into Triad has been completed, making Triad the third-largest publicly owned hospital company in the United States, with 49 hospitals (excluding one Quorum hospital which is under contract to be sold) and 14 ambulatory surgery centers in 17 states with approximately 9,000 licensed beds.

                                    - 30 -
--------------------------------------------------------------------------------

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company", "Triad", and "Triad Hospitals, Inc." as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.